Exhibit 5.1

TCP International Holdings Ltd. Alte Steinhauserstrasse 1 6330 Cham Switzerland
Lic. David Känzig Attorney at law, M.C.J. Thouvenin Rechtsanwälte & Partner Klausstrasse 33 CH-8034 Zurich Phone +41 44 421 45 45 Fax +41 44 421 45 00 d.kaenzig@thouvenin.com www.thouvenin.com

June 25, 2014

TCP International Holdings Ltd., Cham, Switzerland

Ladies and Gentlemen:

We have acted as special Swiss counsel to TCP International Holdings Ltd., a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland and registered in the Commercial Register of the Canton of Zug, Switzerland under number CHE-116.056.923 (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) of up to 2’500’000 registered shares (the “Securities”), par value CHF 1.00 per share (the “Common Stock”) which may be issued from time to time under the Company’s 2014 Omnibus Incentive Plan (the “Plan” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

1     Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. In absence of explicit statutory law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by way of implication or otherwise, to any document referred to herein or any other matter.

For the purpose of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to herein or in any Documents (as defined below), and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or factual background assumed therein.

Dr. André Thouvenin  •  Dr. Hansjörg Stutzer  •  Dr. Daniel Stoll  •  Lic. David Känzig, M.C.J.*  •  Dr. Thomas Rihm  •  Lic. Thomas Loher, LL.M. Lic. Stefan Seiler  •  Lic. Michael Bösch, LL.M., FCIArb  •  Lic. Markus Alder, LL.M.  •  Dr. Patrick Rohn  •  Lic. Arlette Pfister, LL.M.  •  Dr. Katia Favre Lic. Michael Hohler  •  Lic. Nicola Neth

Members of the Swiss Bar Association  •  Registered with the attorneys’ registry  •  *also admitted to the Bar in New York

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In connection with this opinion, we have only examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively the “Documents”):

(i) a copy of the articles of association (Statuten) of the Company in the form deposited with the Commercial Register of the Canton of Zug, Switzerland on June 17, 2014, (the “Articles”);

(ii) an electronic copy of the draft Organizational Regulations (Organisationsreglement) dated as of June 6, 2014 (the Organizational Regulations);

(iii) a copy of a certified excerpt from the Commercial Register of the Canton of Zug, Switzerland for the Company, dated as of June 20, 2014 (the “Excerpt”).

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the Documents and their legal implication under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English term as they exist under laws of other jurisdictions.

2     Assumptions

In rendering our opinion below, we have assumed the following:

(i) all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(ii) all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(iii) all factual information contained in, or material statements given in connection with, the Documents are true and accurate;

(iv) the Documents are within the capacity and power of, and have been validly authorized and executed by the parties thereto;

(v) the Documents are correct, complete and up-to-date;

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(vi) to the extent the Company issues new Securities out of conditional capital of the Company, the performance of the contribution in money shall be made at a banking institution subject to the Federal Law of November 8, 1934 on Banks and Savings Banks as amended;

(vii) new Securities will be issued out of the Company’s conditional capital; and

(viii) all pdf-copies, copies, fax copies or electronic versions of the documents available to us are complete and conform to the originals as issued or executed.

3     Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

New Securities, if and when (i) the par value for such Securities has been fully paid-in (liberiert), (ii) any such Securities have been duly authorized by the board of directors of the Company and (iii) all other requirements under Swiss law and the Articles in connection with the creation and issuance of any such Securities have been complied with, will, if and when issued by the Company, be validly issued, duly authorized and non-assessable.

4     Qualifications

The above opinion is subject to the following qualifications:

(i) The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(ii) The exercise of voting rights and rights related thereto with respect to any registered shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of the Articles.

(iii) Any issuance of Securities out of the Company’s conditional share capital must be confirmed by the Company’s auditor, and amended articles of association of the Company reflecting the issuance of Securities from conditional capital, together with said confirmation by the Company’s auditor must be filed with competent commercial register no later than three months after the end of the Company’s fiscal year.

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(iv) We express no opinion as to any commercial, accounting, tax, calculating, auditing or other non-legal matter.

(v) We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement, and except as provided in the immediately preceding paragraph, it may not (in full or in part) be used, copied, circulated or relied upon by any party or for any purpose without our written consent.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. Exclusive jurisdiction for any and all claims arising out of or in connection with this opinion shall be with ordinary courts in the city of Zürich, Switzerland.

Yours faithfully

Thouvenin Rechtsanwälte

/s/ David Känzig                          /s/ Stefan Seiler

David Känzig                               Stefan Seiler